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                        ASSET PURCHASE AGREEMENT

      THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made as of May 17, 1995, by and between PUTNAM, KNUDSEN & WIEKING INC. INSURANCE BROKERS, a California corporation ("PKW"), and CRESTVIEW LEASING, a California general partnership ("Crestview").

                                RECITALS

      A. Prior to September 19, 1994, the date on which Anchor Pacific Underwriters, Inc. ("Anchor") acquired all of the outstanding shares of Common Stock of PKW, PKW was owned by six shareholders, including Donald B. Putnam ("Putnam") and James P. Wieking ("Wieking"), both of whom are currently directors of Anchor.

      B. The general partners of Crestview are Putnam, Wieking and Donald Hernbroth.

      C. PKW has been leasing from Crestview certain Assets (as such term is defined below).

      D. PKW and Crestview desire to enter into this agreement pursuant to which PKW will purchase the Assets from Crestview on the terms, and subject to the conditions, described below.

      NOW, THEREFORE, in consideration of the warranties, representations, covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

      1. PURCHASE OF ASSETS. Crestview hereby sells, transfers and assigns to PKW, and PKW hereby purchases, acquires and accepts from Crestview, all of the furniture, fixtures, improvements, equipment, and other property owned by Crestview and in the possession of PKW or its affiliates, including, without limitation, the property described in Exhibit "A" attached hereto (the "Assets"), free and clear of any and all liens, claims, encumbrances and adverse interests of any nature whatsoever.

      2.    PURCHASE PRICE AND RELEASE.

            a. PURCHASE PRICE. The purchase price (the "Purchase Price") for the Assets shall be Fourteen Thousand Three Hundred Fifty Five Dollars and Eighty One Cents ($14,355.81).



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            b.    PAYMENT.  The Purchase Price shall be paid by check in three consecutive monthly installments of $5,000, $5,000 and $4,355.81, beginning 30 days after the date of execution of this Agreement.

            c. FULL SATISFACTION. The Purchase Price represents a full and complete satisfaction of all obligations and liabilities between PKW and any of its affiliates and Crestview and any of its affiliates with respect to the Assets and any prior or contemporaneous written or oral agreements, understandings and communications related thereto (collectively, the "Prior Agreements"). Consequently, upon payment of the Purchase Price to Crestview, neither PKW nor any of its affiliates shall have any further obligations or liabilities with respect to the Assets, and all Prior Agreements shall thereupon be canceled and of no further force or effect.

      3. REPRESENTATIONS AND WARRANTIES OF CRESTVIEW. Crestview hereby represents and warrants to PKW as follows:

            a. ORGANIZATION AND AUTHORIZATION. Crestview is a general partnership duly organized and validly existing under the laws of the State of California. The execution, delivery and performance of this Agreement and all other agreements and documents contemplated hereby by Crestview have been duly and validly authorized by all requisite action.

            b. TITLE TO ASSETS. Crestview has good and marketable title to the Assets free and clear of all liens, encumbrances and claims of others.

            c. CONFLICTING AGREEMENTS. Neither the execution and delivery of this Agreement by Crestview, nor the consummation of the transactions contemplated hereby, does or would after the giving of notice or the lapse of time or otherwise: (i) conflict with or result in a breach of, or constitute a default under, any agreement, contract or commitment to which Crestview is a party; or (ii) result in the creation of, or give any party the right to create, any lien, charge, encumbrance, security interest or other rights or adverse interests upon any of the Assets.

      4. REPRESENTATIONS AND WARRANTIES OF PKW. PKW represents and warrants to Crestview that PKW is a corporation duly organized, validly existing and in good standing as a corporation under the laws of the State of California. The execution, delivery and performance of this Agreement and all other agreements and documents contemplated hereby by PKW have been duly and validly authorized by all requisite corporate action.



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      5.    MISCELLANEOUS.

            a. ATTORNEYS' FEES. If this Agreement gives rise to a lawsuit or other legal proceeding between the parties hereto, the prevailing party shall be entitled to recover actual court costs and reasonable attorneys' fees in addition to any other relief to which such party may be entitled.

            b. FURTHER ASSURANCES. Each of the parties shall execute and deliver such further documents as may be necessary or appropriate to consummate the transactions provided for herein and otherwise to effectuate the purposes of this Agreement.

            c. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof, and may not be modified, amended or otherwise changed in any manner except by a writing executed by the party to be charged.

            d. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

            e. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all or which together shall constitute one and the same document.

            f. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of California.



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      IN WITNESS WHEREOF, the undersigned have executed and delivered this
Agreement as of the day and year first above written.

                                    PUTNAM, KNUDSEN & WIEKING INC. INSURANCE
                                    BROKERS, a California corporation



                                    By:  /s/ James R. Dunathan
                                         ----------------------------------
                                          Name:  James R. Dunathan
                                          Title: President

                                    CRESTVIEW LEASING, a California general
                                    partnership


                                    By: /s/ Donald B. Putnam
                                        -----------------------------------
                                          Name: Donald B. Putnam
                                          Its:  General Partner


                                    By: /s/ James P. Wieking
                                        -----------------------------------
                                          Name: James P. Wieking
                                          Its:  General Partner


                                    By: /s/ Donald Hernbroth
                                        -----------------------------------
                                          Name: Donald Hernbroth
                                          Its:  General Partner


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                                 Exhibit A

A. The following property related to the PKW 1990 Office Move and Remodeling Furniture Acquisitions

      Date of Acquisition                           Description
      -------------------                           -----------

      12-11-90                                  Reception Reupholster
      10-09-90                                  Lunch Room Counter Table
      09-11-90                                  Misc. Workstation Items
      10-10-90                                  Lunch Room Table Tops
      12-06-90                                  Telephone Cabinet
      12-07-90                                  Workstation Worksurface
      11-14-90                                  Fabric for Partition Walls
      11-14-90                                  Glide Housings
      11-09-90                                  Fabric for Partition Walls
      11-20-90                                  Executive Desk Chair
      11-15-90                                  Glass Tops
      11-15-90                                  Misc. Workstation Items
      11-09-90                                  Draperies
      11-09-90                                  File Cabinets
      11-07-90                                  Misc. Workstation Items
      10-24-90                                  Misc. Workstation Items
      10-30-90                                  File Cabinets
      10-30-90                                  Carpet Padding
      10-30-90                                  Coat Hooks
      10-16-90                                  Telephone System Equipment
      10-26-90                                  Plants
      10-15-90                                  Fabric
      10-10-90                                  File Cabinets
      10-09-90                                  Misc. Office Furniture
      10-09-90                                  Misc. Workstation Furniture
      10-09-90                                  Counter Height Chairs
      9-11-90                                   Chairs

B.    The following additional property:

      IBM PC
      Voice Mail System
      Various VT-102 Terminals
      Various Dec VT-220 CRTs
      Mailroom equipment
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